Exhibit 23.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (File No. 333-280757 and File No. 333-257645), and S-1 (File No. 333-2888211, File No. 333-281988, File No. 333-275375, File No. 333-274539 and File No 333-266183) of Aditxt Inc., of our report dated April 6, 2026, with respect to the financial statements of Ignite Proteomics LLC, which appears in this Current Report on Form 8-K of Aditxt, Inc.

/s/ CBIZ CPAs P.C.

New York, New York

April 7, 2026